Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the attached report of AllianzGI NFJ Dividend, Interest & Premium Strategy Fund (the “Registrant”) on Form N-CSR (the “Report”), each of the undersigned officers of the Registrant does hereby certify that, to the best of such officer’s knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended;

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

By:	/s/ Julian Sluyters
Julian Sluyters
President & Chief Executive Officer

Dated: October 1, 2014

By:	/s/ Lawrence G. Altadonna
Lawrence G. Altadonna
Treasurer, Principal Financial & Accounting Officer

Dated: October 1, 2014

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to AllianzGI NFJ Dividend, Interest & Premium Strategy Fund and will be retained AllianzGI NFJ Dividend, Interest & Premium Strategy Fund, and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.